UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement with Sunoco LP
On March 31, 2016, Energy Transfer Equity, L.P. (“ETE”) and Sunoco LP (“SUN”) closed the previously announced sale by SUN to ETE of 2,236,158 common units representing limited partner interests in SUN (the “SUN Common Units”) in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “PIPE Transaction”). In connection with the PIPE Transaction, ETE entered into a registration rights agreement with SUN (the “Registration Rights Agreement”), pursuant to which SUN is required to file a shelf registration statement to register the SUN Common Units upon the request of the holders of a majority of the then-outstanding SUN Common Units. SUN shall use its reasonable best efforts to file the registration statement within 45 days of any such request and cause it to be effective as soon as reasonably practicable thereafter, subject to certain exceptions.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of the Exhibit
4.1	Registration Rights Agreement, dated as of March 31, 2016, by and between Sunoco LP and Energy Transfer Equity, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

By: /s/ John W. McReynolds John W. McReynolds President
Date: April 4, 2016

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
4.1	Registration Rights Agreement, dated as of March 31, 2016, by and between Sunoco LP and Energy Transfer Equity, L.P.